EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated June 6, 2008, relating to the consolidated financial statements of Zealous Trading Group, Inc. and Subsidiaries (the Company), as of February 29, 2008 and for the year ended February 29, 2008, and to all references to our firm included in this Registration Statement.

/s/ Berkovits & Company, LLP

Fort Lauderdale, Florida
June 9, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated February 18, 2008, relating to the consolidated financial statements of Zealous Holdings, Inc. and Subsidiaries (the Company), as of December 31, 2007 and 2006 and for the years in the two year period ended December 31, 2007 and to all references to our firm included in this Registration Statement.

/s/ Berkovits & Company, LLP

Fort Lauderdale, Florida
June 9, 2008